EXHIBIT 99.1

Kaival Brands Appoints New Chief Executive Officer and Chief Financial Officer

Former Turning Points Brands executive Thomas Metzler brings decades of finance and operational industry experience to Kaival Brands as its new Chief Financial Officer

Current President & Chief Operating Officer Eric Mosser promoted to Chief Executive Officer

GRANT-VALKARIA, Fla., August 03, 2023 (GLOBE NEWSWIRE) -- Kaival Brands Innovations Group, Inc. (NASDAQ: KAVL) (“Kaival Brands,” the “Company” or “we,” “our” or similar terms), a company focused on incubating and commercializing innovative products into mature and dominant brands, with a current focus on the distribution of electronic nicotine delivery systems (ENDS), which are intended for adults 21 and over, today announced the appointment of Thomas J. Metzler as the Company’s new Chief Financial Officer (“CFO”), Treasurer and Secretary, effective as of August 1, 2023, replacing Mark Thoenes, who has served as Interim CFO since 2021.

The Company has also promoted its current President & Chief Operating Officer, Eric Mosser, to the position of Chief Executive Officer.

Mr. Metzler brings over 20 years of finance and operational experience in the vaping and consumer products sector, previously serving as Managing Director of a Division of Turning Point Brands (NYSE: TPB), a manufacturer, marketer and distributor of branded alternative smoking accessories and consumables with active ingredients. At Turning Point Brands, Mr. Metzler led a team to transform the process of financial management efficiencies, which improved cost controls, managed inventory turn, developed strategic product promotions to accelerate product distribution, and built strategic alliances with suppliers. Mr. Metzler also developed & monitored key performance indicators (“KPIs”) which generated record growth with retail and wholesale distributors.

Mr. Metzler has an extensive knowledge of vaping technologies, building strong partnerships with industry stakeholders and has been actively engaged in national trade and industry standards organizations. In addition to assuming responsibility for all public company accounting, reporting and compliance, Mr. Metzler’s initial key areas of focus at Kaival Brands will be on maximizing inventory turn and driving revenue, developing and monitoring KPIs and controlling costs. Mr. Metzler also has experience in mergers and acquisitions and post-acquisition integration, which he will bring to bear on the vaporizer and inhalation patent portfolio acquired by the Company in May 2023.

Prior to Turning Point Brands, Mr. Metzler served as Managing Partner and Chief Financial Officer of Vaporbeast, where he presided over rapid revenue growth while maintaining above average industry margins and profitability. Vaporbeast was acquired by Turning Point Brands in 2016. Mr. Metzler was a licensed CPA for over 20 years, during which time he provided accounting and related consulting services to many companies. He began his career working with public and private companies in the assurance practice at Pricewaterhouse Coopers LLP in Boston. Mr. Metzler earned a B.S. in Accounting from Canisius College.

Eric Mosser, Chief Executive Officer and President of Kaival Brands, commented, “We are very excited to have Tom join our senior management team and believe his hiring represents a key building block for the future of Kaival Brands. Tom brings to us a wealth of experience and knowledge across all of the key elements of the CFO’s office including treasury, finance, and accounting. He also has tremendous knowledge of business operations in our industry and will therefore greatly contribute to the crafting and implementation of our growth plans. On behalf of our board of directors, we welcome Tom and give thanks to Mark Thoenes for his excellent work as our interim CFO the past few years.”

Mr. Metzler commented “Kaival Brands is a company with a very promising future, and I am looking forward to bringing my experience and track record in helping business grow and succeed to the company. The pieces for success are all assembled – a world class product in Bidi Stick, an international collaboration with Philip Morris, strong intellectual property, a knowledgeable and supportive board of directors, and future value drivers to strive towards as we look to scale revenue. I’m ready to get to work in helping Eric and the team make this promising future a reality.”

Newly-appointed Chief Executive Officer, Eric Mosser, brings over a decade of senior leadership experience, including since 2020 at Kaival Brands. Mr. Mosser will retain the position of President.

With extensive previous executive experience in information technology, Mr. Mosser worked from 2012 to 2014 as Director of Information Technology at Timbercon Inc., a fiber-optic design company and ITAR manufacturing facility in Oregon. In 2014, Mr. Mosser created Lasermycig LLC, a specialized custom laser-engraving service for electronic cigarettes and vaporizers and served as its Chief Executive Officer until 2020. Beginning in 2015, along with Nirajkumar Patel (the Company’s Chief Science and Regulatory Officer and the owner of Bidi Vapor, LLC), Mr. Mosser founded and acted as CEO of Chillcorp Ltd., a full-service corporation managing all operations of four companies: Just Chill Products LLC, Relax Lab Inc., RLX Lab LLC, and KC Innovations Lab Inc. Mr. Mosser studied business management at Arizona State University before graduating from Rio Salado College.

ABOUT KAIVAL BRANDS

Based in Grant-Valkaria, Florida, Kaival Brands is a company focused on incubating and commercializing innovative products into mature and dominant brands, with a current focus on the distribution of electronic nicotine delivery systems (ENDS) also known as “e-cigarettes” for use by customers 21 years and older. Our business plan is to seek to diversify into distributing other nicotine and non-nicotine delivery system products (including those related to hemp-derived cannabidiol (known as CBD) products). Kaival Brands and Philip Morris Products S.A. (via sublicense from Kaival Brands) are the exclusive global distributors of all products manufactured by Bidi Vapor LLC. Based in Melbourne, Florida, Bidi Vapor maintains a commitment to responsible, adult-focused marketing, supporting age-verification standards and sustainability through its BIDI® Cares recycling program. Bidi Vapor’s premier device, the BIDI® Stick, which is distributed exclusively by Kaival Brands, is a premium product made with high-quality components, a UL-certified battery and technology designed to deliver a consistent vaping experience for adult smokers 21 and over. Nirajkumar Patel, the Company’s Chief Science and Regulatory Officer and director, owns and controls Bidi Vapor. As a result, Bidi Vapor is considered a related party of the Company.

Learn more about Kaival Brands at https://ir.kaivalbrands.com/overview/default.aspx.

ABOUT KAIVAL LABS

Based in Grant-Valkaria, Florida, Kaival Labs is a wholly-owned subsidiary of Kaival Brands focused on developing new branded and white-label products and services in the vaporizer and inhalation technology sectors. Kaival Labs’ current patent portfolio consists of 12 existing and 46 pending with novel technologies across extrusion dose control, product preservation, tracking and tracing usage, multiple modalities and child safety. The patents and patent applications cover territories including the United States, Australia, Canada, China, the European Patent Organisation, Israel, Japan, Mexico, New Zealand and South Korea. The portfolio also includes a fully-functional proprietary mobile device software application that is used in conjunction with certain patents in the portfolio.

Learn more about Kaival Labs at https://kaivallabs.com.

Cautionary Note Regarding Forward-Looking Statements

This press release and the statements of the Company’s management and partners included herein and related to the subject matter herein includes statements that constitute “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which are statements other than historical facts. You can identify forward-looking statements by words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “position,” “should,” “strategy,” “target,” “will,” and similar words. All forward-looking statements speak only as of the date of this press release. Although we believe that the plans, intentions, and expectations reflected in or suggested by the forward-looking statements are reasonable, there is no assurance that these plans, intentions, or expectations will be achieved. Therefore, actual outcomes and results (including, without limitation, the anticipated benefits to the Company of the new executive officers described herein) could materially and adversely differ from what is expressed, implied, or forecasted in such statements. Our business may be influenced by many factors that are difficult to predict, involve uncertainties that may materially affect results, and are often beyond our control. Factors that could cause or contribute to such differences include, but are not limited to: (i) future actions by the FDA in response to the 11th Circuit Court’s decision that could impact our business and prospects, (ii) the outcome of FDA’s scientific review of Bidi Vapor’s pending FDA Premarket Tobacco Product Applications, (iii) the results of international marketing and sales efforts by Philip Morris International, the Company’s international distribution partner, (iv) how quickly domestic and international markets adopt our products, (v) the scope of future FDA enforcement of regulations in the ENDS industry, (vi) the FDA’s approach to the regulation of synthetic nicotine and its impact on our business, (vii) potential federal and state flavor bans and other restrictions on ENDS products, (viii) the duration and scope of the COVID-19 pandemic and impact on the demand for the products we distribute, (ix) general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth, (x) the effects of steps that we could take to reduce operating costs, (xi) our inability to generate and sustain profitable sales growth, including sales growth in U.S. and international markets, (xii) circumstances or developments that may make us unable to implement or realize anticipated benefits, or that may increase the costs, of our current and planned business initiatives, (xiii) significant changes in our relationships with our distributors or sub-distributors and (xiv) other factors detailed by us in our public filings with the Securities and Exchange Commission, including the disclosures under the heading “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended October 31, 2022, filed with the Securities and Exchange Commission on January 27, 2023 and accessible at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Except as required under the federal securities laws and the Securities and Exchange Commission’s rules and regulations, we do not have any intention or obligation to update any forward-looking statements publicly, whether as a result of new information, future events, or otherwise.

All Press Inquiries and Kaival Brands Investor Relations:

Stephen Sheriff, Director of Communications and Administration

Ir.kaivalbrands.com
investors@kaivalbrands.com